AMENDMENT NO. 1

TO

SENIOR SECURED REVOLVING CREDIT FACILITY AGREEMENT

IN THE AMOUNT OF US$3,500,000

BY AND AMONG

THE PULSE BEVERAGE CORPORATION,
as Borrower,

AND

TCA GLOBAL CREDIT MASTER FUND, LP,
as Lender

March [●], 2016

AMENDMENT NO. 1 TO
SENIOR SECURED REVOLVING CREDIT FACILITY AGREEMENT

THIS AMENDMENT NO. 1 TO SENIOR SECURED REVOLVING CREDIT FACILITY AGREEMENT (this “Amendment”) is dated and effective as of March [●], 2016 (the “Effective Date”), by and among (i) THE PULSE BEVERAGE CORPORATION, a corporation incorporated under the laws of the State of Nevada (the “Borrower”), (ii) any Person to hereafter become a Subsidiary of the Borrower pursuant to Section 10.18 of the Credit Agreement, and any Person that from time to time may hereafter become liable for the Obligations, or any part thereof, as joint and several guarantors (together, jointly and severally, the “Guarantors” and together with the Borrower, the “Credit Parties”) and (iii) TCA GLOBAL CREDIT MASTER FUND, LP, a limited partnership organized and existing under the laws of the Cayman Islands, as lender (the “Lender”).

W I T N E S S E T H

WHEREAS, the Borrower and Lender have entered into that certain Senior Secured Revolving Credit Facility Agreement, dated as of July 31, 2015 and made effective as of November 6, 2015 (the “Credit Agreement”), pursuant to which the Lender agreed to make available to the Borrower a secured revolving loan in the amount of up to Three Million Five Hundred Thousand United States Dollars (US$3,500,000), subject to the terms and conditions therein contained, and of this amount, the Lender made an initial principal advance of Nine Hundred Thousand and No/100 United States Dollars (US$900,000) to the Borrower;

WHEREAS, as of the date hereof, a total aggregate principal amount of Nine Hundred Thousand and No/100 United States Dollars (US$900,000) of principal plus applicable interest and fees are outstanding;

WHEREAS, in connection with this Amendment, the Borrower has requested and the Lender has agreed to advance an additional principal amount of One Million and No/100 United States Dollars (US$1,000,000) to the Borrower for working capital financing for Borrower and for any other purposes permitted under the Credit Agreement, as amended hereby, and of such additional principal amount, Five Hundred Thousand and No/100 United States Dollars (US$500,000) shall be reserved by the Lender until such time as Lender shall determine in its sole and absolute discretion;

WHEREAS, the parties to this Amendment desire to amend the Credit Agreement (as amended hereby, the “Amended Credit Agreement”), as set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above, the covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.                  Defined Terms.  Unless otherwise defined herein, the capitalized terms used herein shall have the meanings assigned to such terms in the Credit Agreement.

2.                  Amendment of the Credit Agreement.  Subject to the terms and conditions of this Amendment, the Credit Agreement is hereby amended and supplemented as follows:

(a)                all references to the “Senior Secured Revolving Credit Facility Agreement” or the “Agreement” contained in the Credit Agreement shall be deemed to refer to the Credit Agreement as further amended hereby;

(b)               all reference to “Loan Documents” contained in the Credit Agreement shall be deemed to include, without limitation, the Amended and Restated Promissory Note (as defined herein);

(c)                The definition of “Revolving Loan Commitment” shall be deleted in its entirety and shall be replaced with the following:

“Revolving Loan Commitment” shall mean One Million Nine Hundred Thousand and No/100 United States Dollars (US$1,900,000), and in the event Borrower requests and Lender agrees to increase the Revolving Loan Commitment pursuant to Section 2.1(b), such aggregate additional amount up to Three Million Five Hundred Thousand and No/100 United States Dollars (US$3,500,000).

3.                  Issuance of Amended and Restated Promissory Note.  Subject to the terms and conditions of this Amendment, the Borrower shall and does hereby agree to issue to the Lender, simultaneously with the execution of this Amendment, an original amended and restated senior secured revolving convertible promissory note in the principal amount of One Million Nine Hundred Thousand and No/100 United States Dollars (US$1,900,000), dated as of the Effective Date, in the form attached hereto as Exhibit A (the “Amended and Restated Promissory Note”).  The Lender shall advance Five Hundred Thousand and No/100 United States Dollars (US$500,000) to the Borrower on the closing date contemplated in connection herewith and the Lender shall reserve Five Hundred Thousand and No/100 United States Dollars (US$500,000) until such later time as Lender shall determine in its sole and absolute discretion.

4.                  Cancellation of Existing Promissory Note.  By the Credit Parties’ execution and delivery to the Lender of the Amended and Restated Promissory Note, that certain Senior Secured Revolving Convertible Promissory Note originally issued by the Borrower in favor of the Lender, dated as of July 31, 2015 and made effective as of November 6, 2015, in the original principal amount of Nine Hundred Thousand and No/100 United States Dollars (US$900,000) shall be hereby immediately and irrevocably cancelled without further action on the part of the Lender or the Borrower.  It is the intention of the parties that while the Amended and Restated Promissory Note amends, restates, replaces and supersedes the existing promissory note, in its entirety, the issuance of the Amended and Restated Promissory Note is not in payment or satisfaction of the existing promissory note, but rather is the substitute of one evidence of debt for another without any intent to extinguish the existing debt.

5.                  Representations and Warranties of the Credit Parties.  The Credit Parties represent and warrant to the Lender that immediately after giving effect to this Amendment, the representations and warranties of the Credit Parties a set forth in the Credit Agreement, as amended hereby, are true and correct in all material respects and no Default or Event of Default shall have occurred and be continuing.

6.                  Security Interest Confirmation.  The Credit Parties each hereby represent, warrant and covenant that (i) the Lender’s security interests in all of the “Collateral” (as such term is defined in each Security Agreement executed by each of the Credit Parties in connection with the Credit Agreement) are and remain valid, perfected, security interests in such Collateral, (ii) the additional principal amount advanced by the Lender in connection with this Amendment and any and all additional obligations incurred by the Credit Parties in connection therewith constitute Obligations (as defined in the Credit Agreement) and such additional principal amount and additional obligations are each secured by Lender’s security interests in all of the Collateral, and (iii) the Credit Parties have not granted any other encumbrances or security interests of any nature or kind in favor of any other Person affecting any of such Collateral, other than Permitted Liens.

7.                  Ratification. The Credit Parties hereby acknowledge, represent, warrant and confirm to Lender that: (i) each of the Loan Documents executed by the Credit Parties are valid and binding obligations of the Credit Parties, enforceable thereagainst in accordance with their respective terms; (ii) all obligations of the Credit Parties under all the Loan Documents are, shall be and continue to be secured by and under the Security Agreements, the Guaranty Agreements, the UCC Financing Statements, and all other Loan Documents; (iii) there are no defenses, setoffs, counterclaims, cross-actions or equities in favor of the Credit Parties to or against the enforcement of any of the Loan Documents, and to the extent the Credit Parties have any defenses, setoffs, counterclaims, cross-actions or equities against the Lender and/or against the enforceability of any of the Loan Documents, the Credit Parties acknowledge and agree that same are hereby fully and unconditionally waived by the Credit Parties; and (iv) no oral representations, statements, or inducements have been made by Lender or any agents or representatives of the Lender with respect to any of the Loan Documents.

8.                  No Defaults.  Each Credit Party hereby represents and warrants that as of the date hereof there exists no Event of Default or any condition which, with the giving of notice or passage of time, or both, would constitute an Event of Default.  The Lender hereby acknowledges and agrees that, to its knowledge, as of the date hereof there exists no Event of Default.

9.                  Covenants.  Each Credit Party hereby reaffirms that it has duly performed and observed the covenants and undertakings set forth in the Credit Agreement and each Loan Document, and covenants and undertakes to continue to duly perform and observe such covenants and undertakings, as amended hereby, so long as the Credit Agreement, as amended hereby, shall remain in effect.

10.              No Other Amendment.  All other terms and conditions of the Credit Agreement shall remain in full force and effect and the Credit Agreement shall be read and construed as if the terms of this Amendment were included therein by way of addition or substitution, as the case may be.

11.              Second Tranche Advisory Fee Shares.

(a)                The Borrower hereby agrees to pay to the Lender, on the date hereof, a fee for advisory services provided by the Lender to the Borrower prior to the Effective Date by issuing to the Lender two hundred percent (200%) of that number of shares of the Borrower’s Common Stock equal to a dollar amount of Three Hundred Fifty Thousand and No/100 United States Dollars (US$350,000) (the “Second Tranche Advisory Fee”).  It is agreed that the number of shares of Common Stock issuable to Lender under this section shall be [●] (the

“Second Tranche Advisory Fee Shares”).  The Borrower shall issue certificates representing the Second Tranche Advisory Fee Shares immediately upon the Borrower’s execution of this Amendment.  In the event such certificates representing the Second Tranche Advisory Fee Shares issuable hereunder shall not be delivered to the Lender within five (5) Business Days of the Effective Date, the Borrower shall be in immediate default under this Amendment, the Credit Agreement and the Loan Documents.  The Second Tranche Advisory Fee Shares, when issued, shall be deemed to be validly issued, fully paid, and non-assessable shares of the Borrower’s Common Stock.  The Second Tranche Advisory Fee Shares are and shall be deemed fully earned in connection with the advisory services provided by the Lender to the Borrower as of the date hereof.

(b)               Adjustment to Second Tranche Advisory Fee Shares.  It is the intention of the Borrower and Lender that the Lender shall generate net proceeds from the sale of the Second Tranche Advisory Fee Shares equal to the Second Tranche Advisory Fee. The Lender shall have the right (but not an obligation) to sell the Second Tranche Advisory Fee Shares in the Principal Trading Market or otherwise, at any time in accordance with applicable securities laws, subject to the limitation that its weekly sales of the Second Tranche Advisory Fee Shares shall not exceed twenty-five percent (25%) of the average weekly volume for the Borrower’s Common Stock.  At any time the Lender may elect, the Lender may deliver to the Borrower a reconciliation statement showing the net proceeds actually received by the Lender from the sale of the Second Tranche Advisory Fee Shares (the “Sale Reconciliation”).  If, as of the date of the delivery by Lender of the Sale Reconciliation, the Lender has not realized net proceeds from the sale of such Second Tranche Advisory Fee Shares equal to at least the Second Tranche Advisory Fee, as shown on the Sale Reconciliation, then the Borrower shall immediately take all required action necessary or required in order to cause the issuance of additional shares of Common Stock, in the Lender’s sole discretion, to the Lender in an amount sufficient such that, when sold and the net proceeds thereof are added to the net proceeds from the sale of any of the previously issued and sold Second Tranche Advisory Fee Shares, the Lender shall have received total net funds equal to the Second Tranche Advisory Fee.  If additional shares of Common Stock are issued pursuant to the immediately preceding sentence, and after the sale of such additional issued shares of Common Stock, the Lender still has not received net proceeds equal to at least the Second Tranche Advisory Fee, then the Borrower shall again be required to immediately take all required action necessary or required in order to cause the issuance of additional shares of Common Stock, in the Lender’s sole discretion, to the Lender as contemplated above, and such additional issuances shall continue until the Lender has received net proceeds from the sale of such Common Stock equal to the Second Tranche Advisory Fee.  In the event the Lender receives net proceeds from the sale of Second Tranche Advisory Fee Shares equal to the Second Tranche Advisory Fee, and the Lender still has Second Tranche Advisory Fee Shares remaining to be sold, the Lender shall return all such remaining Second Tranche Advisory Fee Shares to the Borrower.  In the event additional Common Stock is required to be issued as outlined above, the Borrower shall instruct its Transfer Agent to issue certificates representing such additional shares of Common Stock to the Lender immediately subsequent to the Lender’s notification to the Borrower that additional shares of Common Stock are issuable hereunder, and the Borrower shall in any event cause its Transfer Agent to deliver such certificates to Lender within three (3) Business Days following the date Lender notifies the Borrower that additional shares of Common Stock are to be issued hereunder.  In the event such certificates representing such additional shares of Common Stock issuable hereunder shall not be delivered to the Lender within said three (3) Business Day period, same shall be an immediate default under this Agreement and the Loan Documents.  Notwithstanding anything contained in this Section to the contrary, at the time at which the Second Tranche Advisory Fee Shares become unrestricted pursuant to applicable securities laws, the Borrower shall have the right, at any time during such period, to redeem any Second Tranche Advisory Fee Shares then in the Lender’s possession for an amount payable by the Borrower to Lender in cash equal to the Second Tranche Advisory Fee, less any net cash proceeds received by the Lender from any previous sales of Second Tranche Advisory Fee Shares.  Upon Lender’s receipt of such cash payment in accordance with the immediately preceding sentence, the Lender shall return any then remaining Second Tranche Advisory Fee Shares in its possession back to the Borrower and otherwise undertake any required actions reasonably requested by Borrower to have such then remaining Second Tranche Advisory Fee Shares returned to Borrower.  The Borrower’s obligation to pay the Second Tranche Advisory Fee contemplated by this Section, whether in cash or thru the sale of Second Tranche Advisory Fee Shares, shall be an Obligation hereunder, secured by all Loan Documents, and failure by the Borrower to pay such Second Tranche Advisory Fee in full as required by Section shall be an immediate Event of Default hereunder and under the other Loan Documents.

(c)                Mandatory Redemption.  Notwithstanding anything contained herein to the contrary, in the event that the Lender has not realized net proceeds from the sale of Second Tranche Advisory Fee Shares equal to at least the Second Tranche Advisory Fee by the earlier to occur of: (A) the twelve (12) month anniversary of the Effective Date; (B) the occurrence of an Event of Default; or (C) the Revolving Loan Maturity Date, then at any time thereafter, the Lender shall have the right, upon written notice to the Borrower, to require the Borrower to redeem all Second Tranche Advisory Fee Shares then in Lender’s possession for cash equal to the Second Tranche Advisory Fee, less any cash proceeds received by the Lender from any previous sales of Second Tranche Advisory Fee Shares, if any.  In the event such redemption notice is given by the Lender, the Borrower shall redeem the then remaining Second Tranche Advisory Fee Shares in Lender’s possession for an amount of Dollars equal to the Second Tranche Advisory Fee, less any cash proceeds received by the Lender from any previous sales of Second Tranche Advisory Fee Shares, if any, payable by wire transfer to an account designated by Lender within five (5) Business Days from the date the Lender delivers such redemption notice to the Borrower.

(d)               Piggyback Registration Rights.  In the event that the Borrower files a registration statement with respect to its Common Stock with the SEC (other than a registration statement on Form S-4 or S-8 or any successor form thereto) after the Effective Date but before the Lender sells the Second Tranche Advisory Fee Shares, the Second Tranche Advisory Fee Shares shall be registered pursuant to such registration statement.

12.              Fees and Expenses.  The Borrower agrees to pay to the Lender, upon the execution hereof, (i) a transaction advisory fee equal to Twenty Thousand United States Dollars (US$20,000), (ii) a legal fee equal to Seven Thousand Five Hundred United States Dollars (US$7,500), (iii) a due diligence fee equal to Five Thousand United States Dollars (US$5,000), (iv) an asset monitoring fee equal to Two Thousand United States Dollars ($2,000), and (v) all costs and expenses of the Lender and Lender's counsel in connection with the preparation and execution of this Amendment and the Fee Notes and the review of all other documentation in connection herewith and therewith, which such amount shall be offset against the Escrow Release Amount and paid on the Effective Date.

13.              Conditions Precedent.  The effectiveness of this Amendment and the obligation that the Lender to advance the additional principal amounts provided herein shall be expressly subject to the following conditions precedent:

(a)                Amendment.  Each Credit Party shall have executed and delivered to the Lender two original copies of this Amendment;

(b)               Amended and Restated Promissory Note.  Each Credit Party shall have executed and delivered to the Lender an original copy of the Amended and Restated Promissory Note in the principal amount of One Million Nine Hundred Thousand and No/100 United States Dollars (US$1,900,000), dated as of the Effective Date;

(c)                Use of Proceeds Confirmation.  The Borrower shall have executed and delivered to the Lender an original copy of a Use of Proceeds Confirmation, including a copy of the Borrower’s twelve (12) month financial projections attached as an exhibit thereto, dated as of the Effective Date, in the form attached hereto as Exhibit B.

(d)               Closing Statement.  The Borrower shall have executed and delivered to the Lender a closing statement in form and substance satisfactory to the Lender;

(e)                Corporate Documents.  The Lender shall have received such evidence as it may require as to the authority of the officers or attorneys-in-fact executing this Amendment and such other corporate documents it may request, including, but not limited to, approval of the board of directors of each of the Credit Parties, resolutions of the shareholders of each Credit Party, an officer’s certificate of each Credit Party, each in form and substance satisfactory to the Lender in its sole discretion;

(f)                Opinion of Counsel.  The Lender shall have received a customary opinion of the Credit Parties’, in form and substance satisfactory to the Lender in its sole discretion;

(g)               Search Results.  The Lender shall have received copies of UCC search reports, issued by the Secretary of State of the state of incorporation of each Credit Party, dated such a date as is reasonably acceptable to Lender, listing all effective financing statements which name the Credit Parties, under their present name and any previous names, as debtors, together with copies of such financing statements;

(h)               Certificate of Good Standing.  The Lender shall have received copies of certificates of good standing with respect to each Credit Party, issued by the Secretary of State of the state of incorporation of each Credit Party, dated such a date as is reasonably acceptable to Lender, evidencing the good standing thereof;

(i)                 Fees Paid.  The Lender or its counsel shall have received payment in full of all fees and expenses due under this Amendment; and

(j)                 No Event of Default; Representations and Warranties.  The Lender shall be satisfied, and shall have received a certificate signed by a duly authorized officer of each Credit Party, dated such a date as is reasonably acceptable to Lender, that (i) no Event of Default or event which, with the passage of time, giving of notice or both would become an Event of Default have occurred and be continuing; and (ii) the representations and warranties of the Borrower contained in the Credit Agreement, as amended and supplemented hereby, shall be true on and as of the Effective Date (except to the extent such representation or warranty expressly relates to an earlier date).

14.              Execution in Counterparts.  This Amendment may be executed in one or more counterparts, all of which taken together shall be deemed and considered one and the same Amendment, and same shall become effective when counterparts have been signed by each party and each party has delivered its signed counterpart to the other party. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format file or other similar format file, such signature shall be deemed an original for all purposes and shall create a valid and binding obligation of the party executing same with the same force and effect as if such facsimile or “.pdf” signature page was an original thereof.

15.              Authority and Approval of Agreement; Binding Effect.  The execution and delivery by the Credit Parties of this Amendment, and the documents executed and delivered in connection herewith, and the performance by Credit Parties of all of its obligations hereunder and thereunder, have been duly and validly authorized and approved by the Credit Parties and its boards of directors pursuant to all applicable laws, and other than the corporate action or resolutions delivered by the Credit Parties in connection with this Amendment, no other corporate action or consent on the part of the Credit Parties, its board of directors, stockholders or any other Person is necessary or required by the Credit Parties to execute this Amendment, and the documents executed and delivered in connection herewith and therewith, to consummate the transactions contemplated herein and therein, or perform all of the Credit Parties’ obligations hereunder and thereunder.  This Amendment, and each of the documents executed and delivered in connection herewith and therewith, have been duly and validly executed by the Credit Parties (and the officer executing this Amendment and all such other documents is duly authorized to act and execute same on behalf of the Credit Parties) and constitute the valid and legally binding agreements of the Credit Parties, enforceable against the Credit Parties in accordance with their respective terms.

16.              Indemnification. The Credit Parties hereby indemnifies and holds the Lender harmless from and against any and all claims payable by the Lender to any Person, including reasonable attorneys' and paralegals' fees and expenses, court costs, settlement amounts, costs of investigation and interest thereon from the time such amounts are due at the highest non-usurious rate of interest permitted by applicable law, through all negotiations, mediations, arbitrations, trial and appellate levels, as a result of, or arising out of, or relating to any matters relating to this Amendment, or any of the Loan Documents. The foregoing indemnification obligations shall survive the termination of any of the Loan Documents and repayment of the Revolving Note.

17.              Release.  As a material inducement for Lender to enter into this Amendment, the Credit Parties do hereby release, waive, discharge, covenants not to sue, acquits, satisfies and forever discharges the Lender and its respective successors and assigns, from any and all claims whatsoever in law or in equity which the Credit Parties ever had, now has, or which any successor or assign of the Credit Parties hereafter can, shall or may have against the Lender, for, upon or by reason of any matter, cause or thing whatsoever related to the this Amendment or any other Loan Documents, through the date hereof. The Credit Parties further expressly agree that the foregoing release and waiver is intended to be as broad and inclusive as permitted by the laws of the jurisdiction governing the Loan Documents. In addition to, and without limiting the generality of foregoing, the Credit Parties further covenant with and warrant unto the Lender, that there exist no claims, counterclaims, defenses, objections, offsets or other claims against the Lender, or the obligation of the Credit Parties to comply with the terms and provisions of the Loan Documents. The foregoing release shall survive the termination of any of the Loan Documents and repayment of the Revolving Note.

18.              Lender’s Conduct. As of the date of this Amendment, the Credit Parties hereby acknowledge and admit that: (i) the Lender has acted in good faith and has fulfilled and fully performed all of its obligations under or in connection with any of the Loan Documents; and (ii) that there are no other promises, obligations, understandings or agreements with respect to the Loan Documents, except as expressly set forth herein and the other Loan Documents.

19.              GOVERNING LAW.  EXCEPT IN THE CASE OF THE MANDATORY FORUM SELECTION CLAUSE SET FORTH HEREIN, THIS AMENDMENT, THE CREDIT AGREEMENT, AS AMENDED HEREBY, THE LOAN DOCUMENTS AND THE REVOLVING NOTE SHALL BE SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEVADA WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS.

20.              MANDATORY FORUM SELECTION.  ANY DISPUTE ARISING UNDER, RELATING TO, OR IN CONNECTION WITH THE AMENDMENT OR RELATED TO ANY MATTER WHICH IS THE SUBJECT OF OR INCIDENTAL TO THE AMENDMENT (WHETHER OR NOT SUCH CLAIM IS BASED UPON BREACH OF CONTRACT OR TORT) SHALL BE SUBJECT TO THE EXCLUSIVE JURISDICTION AND VENUE OF THE STATE AND/OR FEDERAL COURTS LOCATED IN BROWARD COUNTY, FLORIDA OR THE STATE AND/OR FEDERAL COURTS LOCATED IN CLARK COUNTY, NEVADA (AS DETERMINED BY LENDER).  THIS PROVISION IS INTENDED TO BE A “MANDATORY” FORUM SELECTION CLAUSE AND GOVERNED BY AND INTERPRETED CONSISTENT WITH FLORIDA LAW OR NEVADA LAW, AS APPLICABLE.

21.              Amendment Effective Date.  All references in any Loan Document to the Credit Agreement on and after the date hereof shall be deemed to refer to the Credit Agreement as amended hereby, and the parties hereto agree that on and after the Effective Date, the Credit Agreement, as amended hereby, is in full force and effect.

[signatures pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above written.

BORROWER:

THE PULSE BEVERAGE CORPORATION

By:      _____________________________
Name:  Robert E. Yates
Title:    Chief Executive Officer

STATE OF ________________	)
) SS.
COUNTY OF ______________	)

The undersigned, a Notary Public in and for the said County, in the State aforesaid, DO HEREBY CERTIFY that Robert E. Yates, Chief Executive Officer of The Pulse Beverage Corporation, a Nevada corporation, who is personally known to me to be the same person whose name is subscribed to the foregoing, appeared before me this day in person and acknowledged that he/she signed and delivered the said instrument as his/her own free and voluntary act and as the free and voluntary act of said corporation, for the uses and purposes therein set forth.

            GIVEN under my hand and notarial seal this _____ day of ________________, 20____.

______________________________________ Notary Public My Commission Expires: ______________________________________

LENDER:

TCA GLOBAL CREDIT MASTER FUND, LP

By:      TCA Global Credit Fund GP, Ltd.
Its:       General Partner

By:      ___________________________
Name:  Robert Press
Title:    Director

EXHIBIT A

FORM OF AMENDED AND RESTATED PROMISSORY NOTE

EXHIBIT B

FORM OF USE OF PROCEEDS CONFIRMATION

4836-7968-6703, v.  1-1588-6359, v.  1